SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                            SCHEDULE 14C INFORMATION

  Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                    -------------
  of 1934

Check the appropriate box:

[ X ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14c-5(d)(2))
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[   ] Definitive Information Statement

                               NUWAY ENGERGY, INC.
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                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee  (Check the appropriate box)

[ X ] No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
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1)Title of each class of securities to which transaction applies:
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2)Aggregate number of securities to which transaction applies:
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3)Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is
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calculated and state how it was determined):
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4)Proposed maximum aggregate value of transaction:
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5)Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
                                                                           ----
0-11(a)(2) and identify the filing for which the offsetting fee was paid
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previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:
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2)Form, Schedule or Registration Statement No.:
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3)Filing Party:
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4)Date Filed:
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
                              INFORMATION STATEMENT
                                       OF
                               NUWAY ENERGY, INC.
                         19100 VON KARMON AVENUE   #450
                                    IRVINE, CA  92612

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is first being furnished on or about September 11, 2002 to the holders of record as of the close of business on July 29, 2002 of the common stock of NuWay Energy, Inc. ("NuWay").

     This Information Statement is being sent in compliance with Section 228(e) of the Delaware General Corporation Law.

     NuWay's Board of Directors has approved, and a total of 6 stockholders owning 3,930,183 shares of the 7,761,353 shares of common stock outstanding as of July 29, 2002 have consented in writing to the actions described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Delaware General Corporation Law and NuWay's By-Laws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of NuWay for a vote and this Information Statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.


                          ACTIONS BY BOARD OF DIRECTORS
                                       AND
                             CONSENTING STOCKHOLDERS


GENERAL

     NuWay will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. NuWay will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of NuWay's common stock.

     NuWay will only deliver one information statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. NuWay will promptly deliver a separate copy of this information statement and future shareholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future shareholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

          NuWay Energy, Inc.
          19100 Von Karmon Avenue   #450
          Irvine, CA  92612
         (949) 553-8002

     Security holders may also address future requests regarding delivery of information statements and/ or annual reports by contacting NuWay at the address listed above.

INFORMATION ON CONSENTING STOCKHOLDERS

     Pursuant to NuWay's Bylaws and the Delaware General Corporation Act, a vote by the holders of at least a majority of NuWay's outstanding capital stock is required to effect the actions described herein. NuWay's Certificate of Incorporation does not authorize cumulative voting. As of the record date, NuWay had 7,761,353 voting shares of common stock issued and outstanding of which 3,880,677 shares are required to pass any stockholder resolutions. The consenting stockholders, who consist of 6 current stockholders of NuWay, are collectively the record and beneficial owners of 3,930,183 shares, which represents 50.6% of the issued and outstanding shares of common stock. Pursuant to Section 228 (a) of the Delaware General Corporation Act, the consenting stockholders voted in favor of the actions described herein in a written Consent, dated August 12, 2002. No consideration was paid for the consent. The consenting stockholders were Todd Sanders, William Bossung, Augustine Fund, L.P., Camden Holdings, Inc., Brian Porter and David Matteson.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

     Dennis Calvert, the president and a director of NuWay, is the president of Med Wireless, Inc. and owns approximately a 10% interest in Med Wireless, either directly or indirectly.

PROPOSALS BY SECURITY HOLDERS

     None.

DISSENTERS' RIGHT OF APPRAISAL

     There are no appraisal rights regarding any matter to be acted upon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of July 29, 2002 as to each person who is known to NuWay to be the beneficial owner of more than 5% of NuWay's outstanding common stock and as to the security and percentage ownership of each executive officer and director of NuWay and all officers and directors of NuWay as a group. Except where specifically noted, each person listed in the table has sole voting and investment power with respect to the shares listed.

     In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of July 29, 2002.

                                            Number of shares of common  Percentage of common stock
Name and Address of Beneficial Owner         stock beneficially owned       beneficially owned
------------------------------------------  --------------------------  ---------------------------

Augustine Fund, L.P.(1)                                      1,622,520                        20.9%
------------------------------------------  --------------------------  ---------------------------
M.H. Meyerson & Co. Inc.(2)                                  1,146,610                        14.8%
------------------------------------------  --------------------------  ---------------------------
Camden Holdings, Inc.(3)                                     1,000,000                        12.9%
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William Bossung (4)(5)                                         839,403                        10.8%
------------------------------------------  --------------------------  ---------------------------
Todd Sanders(4)(6)                                             718,260                         9.3%
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Dennis Calvert(4)(7)                                               -0-                           *
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Joseph Provenzano(4)(8)                                            -0-                           *
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Michael Iscove(4)(9)                                            50,000                           *
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Joseph Tawil(4)(10)                                            100,000                         1.3%
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All executive officers and directors as a
group (6 persons)                                            1,707,663                        22.0%
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

     * Less than 1%.

(1) Based upon filings by Augustine Fund, L.P. with the Securities and Exchange Commission. Includes 302,857 shares owned by Brian Porter. Includes 30,286 shares owned by David Matteson. Mr. Porter and Mr. Matteson are controlling members, directors and/or officers of Augustine Capital, the general partner of Augustine Fund, L.P. The address of Augustine Fund, L.P. is 141
     W.  Jackson,  Suite  2182,  Chicago,  IL  60604.
(2) Includes 728,910 shares which may be acquired upon exercise of NuWay's publicly traded warrants at an exercise price of $3.00 and 225,000 shares of stock which may be acquired upon exercise of investment banker warrants at an exercise price of $1.06 per share. The address for M.H. Meyerson & Co. is 525 Washington Blvd., Jersey City, NJ 07503.
(3) The address for Camden Holdings, Inc. is 9595 Wilshire Blvd., Beverly, CA 90210.
(4) The address for each named officer and director is 19100 Von Karman Ave., Suite 450, Irvine CA 92612.
(5) Mr. Bossung is the chief operating officer, secretary and a director of NuWay. Includes 125,000 shares which may be acquired upon exercise of NuWay's publicly traded warrants at an exercise price of $3.00 per share.
(6) Mr. Sanders is a director of NuWay. Includes 125,000 shares which may be acquired upon exercise of NuWay's publicly traded warrants at an exercise price of $3.00 per share.
(7)  Mr.  Calvert  is  the  president  and  a  director  of  NuWay.
(8)  Mr.  Provenzano  is  a  director  of  NuWay.
(9) Mr. Iscove is a director of NuWay. Includes 50,000 shares which may be acquired upon exercise of NuWay's options at an exercise price of $0.30 per share.
(10) Mr. Tawil is the acting chief financial and accounting officer of NuWay. Includes 100,000 shares which may be acquired upon exercise of NuWay's options at an exercise price of $0.30 per share.


NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY CONSENTING STOCKHOLDERS

     The following actions were taken based upon the recommendation of NuWay's Board of Directors and the written Consent of the consenting stockholders:

                                    ACTION 1
                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

     On July 19, 2002, the Board issued a Consent whereby they unanimously approved an amendment to NuWay's Certificate of Incorporation to change the name of the company from "NuWay Energy, Inc.." to "NuWay Medical, Inc." (the "Name
Change").   On August 12, 2002, the consenting stockholders issued a Consent,
whereby they approved the Name Change.   It is the opinion of the Board and the
consenting shareholders that the Name Change is desirable to more accurately reflect the nature of the business and operations of NuWay on a going forward basis. Over the next four quarters, NuWay intends to shift its business focus away from the oil and gas, gaming equipment and cigar industries, and toward the medical technology and healthcare services industries. Accordingly, it is the opinion of the Board that it is in the best interests of the company and its shareholders to commence the Name Change.

     NuWay's stockholders will not be affected by the name change in any way, and NuWay stockholders will not be required to exchange outstanding stock certificates for new certificates.

     The Name Change Amendment will become effective upon the filing of the Amended Certificate of Incorporation with the Secretary of State of Delaware. Under federal securities laws, NuWay cannot file the Amended Certificate of Incorporation until at least 20 days after the mailing of this Information Statement.

                                    ACTION 2
                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                     TO INCREASE THE AUTHORIZED COMMON STOCK

     On July 19, 2002, the Board issued a Consent whereby they unanimously approved an amendment to NuWay's Certificate of Incorporation to increase the authorized common stock from 15,000,000 to 100,000,000 shares, and to authorize the issuance of up to 25,000,000 shares of preferred stock, such terms to be defined at the time of issuance. Both share authorizations are cumulatively
referred to as the "Authorized Shares Amendment."   On August 12, 2002, the
consenting stockholders issued a Consent, whereby they approved the Authorized Shares Amendment. Currently, NuWay has 15,000,000 shares of common stock authorized, of which 7,761,353 shares are issued and outstanding as of the record date.

     The Authorized Shares Amendment will be implemented by filing the Amended Certificate of Incorporation with the Secretary of State of Delaware. Once NuWay files the Amended Certificate of Incorporation, NuWay will have 92,238,647 shares of authorized but unissued common stock available for issuance. The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions and the issuance or reservation of common stock for employee stock options. NuWay's Board would be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders' meeting or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If in a particular transaction shareholder approval were required by law or any stock exchanges or markets or were otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval notwithstanding that NuWay may have the requisite number of voting shares to consummate the transaction.

     The Authorized Shares Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Certificate of Incorporation or the Bylaws of NuWay in effect on the date of this Information Statement. However, NuWay stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of NuWay or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant shareholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving NuWay. NuWay is not aware of any proposed attempt to take over the company or of any attempt to acquire a large block of NuWay's common stock. NuWay has no present intention to use the increased authorized common stock for anti-takeover purposes.

     The Authorized Shares Amendment will become effective upon the filing of the Amended Certificate of Incorporation. Under federal securities laws, NuWay cannot file the Amended Certificate of Incorporation until at least 20 days after the mailing of this Information Statement

                                    ACTION 3
       APPROVAL OF MED WIRELESS EXCLUSIVE LICENSE AND ASSIGNMENT AGREEMENT

          On August 12, 2002, the consenting stockholders issued a Consent whereby they approved the Terms (as defined below) of a proposed license and assignment agreement between the Corporation and Med Wireless, Inc., a Nevada corporation ("Med Wireless"). On August 19, 2002, the Board issued a Resolution adopting and approving an Exclusive License and Assignment Agreement (the "Med Wireless Agreement") by and among NuWay and Med Wireless pursuant to which (i) for a period of 15 years, NuWay would license from Med Wireless all of its rights and interest in certain applications and software relating to the movement of medical images and data though the Internet and handheld wireless devices, databases of healthcare providers and customer lists, (ii) Med Wireless would assign its customer and distribution agreements related to the licensed intellectual property to NuWay, and (iii) NuWay would assume $1,120,000 of outstanding debt of Med Wireless, in exchange for the issuance to Med Wireless of 6,600,000 shares of NuWay restricted common stock (the "Terms"). The Med Wireless Agreement will result in Med Wireless owning approximately 42.1% of NuWay's outstanding shares after giving effect to the transaction. Two affiliated parties, each with minority interests in NuWay, also own minority interests in Med Wireless either directly or indirectly. The two parties combined control 52.3% of Med Wireless, although the two parties do not have any oral or written agreement to act in concert in any respect. The closing of this transaction remains subject to the effectiveness of this Schedule 14C and our compliance with NASDAQ regulations, including all requisite filings. It is the opinion of the Board and the consenting shareholders that the Med Wireless Agreement is desirable to effectuate NuWay's shift in business focus toward the medical technology and healthcare services industries.